Exhibit 23.1

Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 22, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Orckit Communications Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 9, 2010	Certified Public Accountants (Isr.)